Exhibit 10.7

PORTIONS OF THIS EXHIBIT IDENTIFIED BY [*****] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Ref. SU C15/1731A01

Ref. SATT LUTECH: LIC3-2015-0011-AV01 (ST00022)

AMENDMENT No. 1 TO THE LICENSE AGREEMENT

Between:

•                      The company BIOPHYTIS, a public limited company with share capital of 2,692,682 euros, with registered office at 14 Avenue de l’Opéra - 75001 Paris, registered in the Trade and Companies Register of Paris, under number B 492 002 225, represented by Stanislas VEILLET, its Managing Director, duly authorised for this purpose,

Hereinafter referred to as “BIOPHYTIS”,

ON THE ONE HAND,

AND

•                      SORBONNE UNIVERSITY, a scientific, cultural and professional public institution, having its registered office located at 21 rue de l’école de médecine, 75006 PARIS, with the SIRET [French businesses directory] number 130 023 385 00011, represented by its President, Mr Jean CHAMBAZ, duly authorised for this purpose,

Hereinafter referred to as “SORBONNE UNIVERSITY” or “SU”,

The CENTRE NATIONAL DE LA RECHERCHE SCIENTIFIQUE, a scientific and technological public institution, with registered office at 3, rue Michel-Ange - 75794 Paris cedex 16 - France, with the SIRET number 197 517 220 00012, represented by its President, Mr Antoine PETIT, duly authorised for this purpose,

Hereinafter referred to as “CNRS”,

THE INSTITUT NATIONAL DE LA RECHERCHE AGRONOMIQUE, a scientific and technological public institution, with registered office at 147, rue de l’Université - 75338 Paris cedex 07 - France, with the SIRET number 180 070 039 01803, represented by its President, Mr Philippe MAUGUIN, duly authorised for this purpose,

Hereinafter referred to as “INRA”,

The CNRS and the INRA having mandated SU to sign for the purposes of this License agreement,

SU, the CNRS and the INRA being hereafter collectively referred to as the “INSTITUTIONS”,

ON THE OTHER HAND,

AND IN THE PRESENCE OF:

•                      The SATT Paris - Ile de France - Compiègne - Oise, the trade name of which is “SATT LUTECH”, a simplified joint-stock company, with registered office at 4-4bis rue de Ventadour-75001 Paris, registered in the RCS [Trade and Companies Register] of Paris under number B 539 984 500, represented by its President, Mr Jacques PINGET, duly authorised for this purpose,

Hereinafter referred to as “SATT LUTECH”,

Acting as agent of the INSTITUTIONS for negotiating and then following up on the performance of this License agreement, the rights and obligations attributed to SATT LUTECH pursuant to this agreement may at any time be transferred back to the INSTITUTIONS or to any third party that the INSTITUTIONS may appoint as agent instead of SATT LUTECH, without BIOPHYTIS being able to oppose this,

The INSTITUTIONS and BIOPHYTIS being hereinafter collectively referred to as “PARTIES” and individually as a “PARTY”.

SATT LUTECH, the INSTITUTIONS and BIOPHYTIS being hereinafter collectively referred to as “SIGNATORIES” and individually as “SIGNATORY”.

WHEREAS:

The Université Pierre et Marie Curie (“UPMC”), the CNRS, the INRA and BIOPHYTIS, in the presence of SATT LUTECH, entered into a License agreement effective on 27 May 2015 concerning the License of a family of patents which the PARTIES co-own (the “License Agreement”).

It is recalled that pursuant to Decree No. 2017-596 of 21 April 2017 relating to the creation of the University named “Sorbonne University”, which groups together the universities Paris-IV (Université Paris-Sorbonne) and Paris-VI (Université Pierre et Marie Curie — UPMC), Sorbonne University replaced the two pre-existing universities as from the 1st of January 2018 and, as a result, took over all of the rights and obligations of Paris-IV and Paris-VI, with no need to sign an amendment to the above-mentioned agreements.

The SIGNATORIES wish to conclude an amendment to the License Agreement (the “Amendment No. 1”) to (i) include three (3) new patents in addition to the families of patents licensed to BIOPHYTIS pursuant to the License Agreement as on its above-mentioned effective date, (ii) to extend the scope of utilisation of the License Agreement as on its above-mentioned effective date, (iii) to specify the terms for calculating the annual fees owed by BIOPHYTIS pursuant to Article 5.2.1 of the License Agreement in the event of any PRODUCT being sold in a kit or in combination with other products that are not PRODUCTS, and (iv) to modify the conditions of diligence of utilisation incumbent upon BIOPHYTIS in its capacity as licensee.

THIS HAVING BEEN SET FORTH, THE FOLLOWING HAS BEEN AGREED AND DECIDED:

ARTICLE 1: MODIFICATIONS OF THE LICENSE AGREEMENT

1.1                     Acknowledging the Decree cited in the preamble of this Amendment No. 1, the SIGNATORIES agree to replace in all provisions of the License Agreement, the term “UPMC” by “SU”.

1.2                     Paragraph 3) of the preamble of the License Agreement is amended as follows:

“3) BIOPHYTIS is a Biotechnologies company created in 2006, specialising in diseases associated with the challenge of ageing, in particular those affecting the muscular and visual functions. BIOPHYTIS wishes to develop and market nutraceuticals and medicines the manufacturing, holding or marketing of which entail the implementation of all or a portion of the claims of the families of patents cited in point 1) above. BIOPHYTIS intends in particular to market them directly or indirectly for applications related to obesity (in particular sarcopenic obesity), sarcopenia, diabetes, muscular dystrophies in particular genetic ones (including in particular duchenne myopathy), cachexia (including cachexia related to heart failure), neuromuscular diseases (including spinal amyotrophy and amyotrophic lateral sclerosis) and respiratory diseases (including obstructive bronchopneumopathy) and cardiovascular disease (including in particular arterial hypertension);”

1.3                     Article 1.5 of the License Agreement is deleted and replaced as follows:

“1.5 SCOPE, means any application associated with obesity (including in particular sarcopenic obesity), sarcopenia, diabetes, muscular dystrophy and in particular genetic muscular dystrophy (including the duchenne myopathy), cachexia (including cachexia linked to heart failure), neuromuscular diseases (including in particular spinal amyotrophy and amyotrophic lateral sclerosis), respiratory diseases (including in particular obstructive bronchopneumopathy) and cardiovascular diseases (including arterial hypertension);”

1.4                     An Article 1.5bis of the License Agreement is inserted as follows:

“1.5bis REASONABLE COMMERCIAL EFFORTS, refers to the level of effort and resources comparable to the standards applied by companies of the same size as BIOPHYTIS for the development and marketing of products similar to the PRODUCTS, at a similar stage of development or marketing, taking into account in particular the scientific, technical, clinical, regulatory and normative constraints, and constraints of manufacturing, safety and performance of the product, the level of competition of the market concerned in general or for a given application or indication, the changes in strategy, in particular clinical or regulatory changes, justified by the feedback from a regulatory authority, likely to affect the development or marketing of the PRODUCT or by compliance with the standards of the industry concerned by the PRODUCT (e.g. certification, approval...), likely to affect the development or marketing of the

PRODUCT and significant changes in the conditions of the envisaged market or markets that are likely to affect the potential of the PRODUCT.

1.5                     Article 4.3 of the License Agreement is deleted and replaced as follows:

“4.3 BIOPHYTIS shall promptly inform SATT LUTECH, acting on behalf of the INSTITUTIONS, of any decision taken by BIOPHYTIS itself or any of the LICENSEES, not to continue the development and/or marketing of any PRODUCT in any country of the TERRITORY or the utilisation of all or a portion of the PATENTS. Where applicable, the INSTITUTIONS or SATT LUTECH acting on their behalf will have the right to withdraw from BIOPHYTIS the exclusivity granted in the country or countries considered or in consideration of the rights not utilised.

The INSTITUTIONS, or SATT LUTECH acting on their behalf, may withdraw from BIOPHYTIS the exclusivity granted pursuant to Article 2.1 above, if, for two (2) consecutive years and in consideration of the projections provided pursuant to Article 4.2 above, BIOPHYTIS has not put in place any of the means necessary for the direct or indirect development and marketing of PRODUCTS.

Lastly, in the event that the royalties collected (excluding guaranteed minimums) from BIOPHYTIS pursuant to the LICENSE AGREEMENT, on NET SALES and on INDIRECT INCOME, would represent an annual total less than or equal to [****], for a period of two (2) consecutive financial years, SATT LUTECH, acting on behalf of the INSTITUTIONS, may notify to BIOPHYTIS by registered letter with acknowledgement of receipt the automatic and immediate conversion of the exclusive rights concerned by the LICENSE AGREEMENT into non-exclusive rights. However, it is agreed between the PARTIES that in the case referred to in this paragraph, the conversion of the exclusive rights granted into non-exclusive rights will be suspended on condition that BIOPHYTIS demonstrates that it has provided REASONABLE COMMERCIAL EFFORTS over the period considered and that it pays SATT LUTECH a lump sum equal to the difference between the threshold of [****] due annually as indicated above and the royalties already actually paid by BIOPHYTIS to SATT LUTECH, acting on behalf of the INSTITUTIONS, pursuant to Article 5.2 of the AGREEMENT for the period considered. By express agreement between the PARTIES, this paragraph may be implemented at any time during the duration of the LICENSE AGREEMENT, from the expiry of a period of six (6) months after the issuing of a first Marketing Authorisation (or any other equivalent authorisation issued outside of Europe by any health authority before any Marketing Authorisation) in consideration of any PRODUCT, and in any case no later than from the 2023 accounting period.”

1.6                     Article 4.5 of the License Agreement is deleted and replaced as follows:

“BIOPHYTIS is prohibited from using, for any purposes whatsoever, including in the context of non-commercial transactions, the names “Centre National de la Recherche Scientifique” [National Centre for Scientific Research], “CNRS”, “Université Pierre et Marie Curie”, “UPMC”, “Sorbonne University”, “SU”, “Institut National de la Recherche Agronomique”, “INRA” or any distinctive sign, trade name, registered company name, trade mark, image, logo or figurative sign belonging to any of the INSTITUTIONS and any adaptation thereof, as well as the name of the inventors and of any representative of any of the INSTITUTIONS, without having received prior to each utilisation the written consent of a legal representative of the INSTITUTION concerned, duly authorised to commit it on this basis, and, where applicable, the natural person concerned.

With a view to obtaining this consent, BIOPHYTIS will notify to the INSTITUTION concerned, in a precise manner, the operation referred to as well as the form of such representation, its duration and the context in which BIOPHYTIS wishes to utilise the distinctive sign, trade name, registered company name, trade mark, image, logo or figurative sign of one or more INSTITUTIONS.

It is understood that in the event that the INSTITUTION or INSTITUTIONS concerned give their written consent for the utilisation requested by BIOPHYTIS, they may suspend such authorisation at any time if the disclosure made by BIOPHYTIS no longer corresponds to that described in the notification described in the previous paragraph, whether in terms of form, context, geographic location or duration, or if it could result in a worsening of the image of one or more of the INSTITUTIONS.

In any event, and even though an INSTITUTION has given its authorisation for the use planned by BIOPHYTIS, the distinctive signs, trade names, registered company names, trademarks, images, logos or figurative signs belonging to one or more INSTITUTIONS cannot be utilised by BIOPHYTIS in a manner which, by the form and/or the context used, may be interpreted as any guarantee granted by the INSTITUTIONS for any product or service whatsoever developed and/or marketed by BIOPHYTIS.

BIOPHYTIS will impose the same obligations on any LICENSEE pursuant to Article 2.3 above.”

1.7                     Article 5.2.1 of the License Agreement is deleted and replaced as follows:

“5.2.1                      Annual royalties on NET SALES equal to:

•                      [****] of NET NUTRACEUTICAL SALES achieved in the year in question. This royalty will be payable on all NUTRACEUTICAL PRODUCTS sold in the countries of the TERRITORY, until the date of expiry or early termination of the LICENSE AGREEMENT;

•                      [****] of NET MEDICINAL SALES achieved in the year in question. This royalty will be payable on all MEDICINAL PRODUCTS sold in the countries of the TERRITORY, until the date of expiry or early termination of the LICENSE AGREEMENT.

If a PRODUCT is sold in a kit or in combination with other products that are not PRODUCTS, the NET SALES will be calculated by multiplying the NET SALES of the kit or combination by the fraction A/(A+B), where A is the price of the PRODUCTS during the year in question in the country in which the sale took place and B the sum of the prices of the other products or components of the kit or the combination during the year in question in the country in which the sale took place.

When the price of the PRODUCT and/or the price of the other products utilised in kit or in combination with the PRODUCT is not known to the SIGNATORIES, the SIGNATORIES will meet to negotiate in good faith the amount of the NET SALES owed on the PRODUCT sold in a kit or in combination with other products which are not PRODUCTS. If no price can be set in good faith between the SIGNATORIES, they will jointly appoint an expert who will then be tasked with determining the corresponding price.”

1.8.                  Article 11.2 of the License Agreement is deleted and replaced as follows:

“11.2 Without prejudice to the stipulations of Articles 2.3, 4.3 and 6.4 above, this LICENSE AGREEMENT may be automatically terminated by one of the PARTIES or SATT LUTECH acting on behalf of the INSTITUTIONS, in case of non-fulfilment by another PARTY of one or more of the obligations contained in its various clauses, and in particular in Article 4 (Utilisation) and in Article 5 (Financial Conditions). This termination will become effective only three (3) months after the sending by the complaining PARTY, or SATT LUTECH acting on behalf of the INSTITUTIONS, of a registered letter with acknowledgement of receipt setting forth the reasons for the complaint, unless, within this period, the defaulting PARTY has fulfilled its obligations or has provided proof of an impediment resulting from a case of force majeure within the meaning of Article 1218 of the Civil Code.

It will be the defaulting PARTY’s responsibility to notify the other PARTIES and SATT LUTECH, as soon as possible of a case of force majeure as well as the cessation thereof. The defaulting PARTY must make all efforts to limit the duration and the effects of the case of force majeure in question and to quickly remedy the cause of the non-fulfilment and resume its obligation as soon as possible. The occurrence of a case of force majeure will cause, subject however to compliance with the aforementioned notification within the time limit allowed, the suspension of the obligation in question, it being understood that the defaulting PARTY will be exempt from its obligation only within the limit of said impediment.

Notwithstanding the preceding, if the case of force majeure persists more than six (6) months, this LICENSE AGREEMENT may be automatically terminated by the complaining PARTY by means of notification.

The exercise of the termination option defined in this Article 11.2 does not release the defaulting PARTY from fulfilling the obligations accepted until the effective date of the termination, without prejudice to the payment of damages owed by the defaulting PARTY for the loss potentially sustained by the other PARTIES due to the early termination of this LICENSE AGREEMENT.

In the event of termination of this LICENSE AGREEMENT by the INSTITUTIONS or SATT LUTECH, for any cause other than a breach by BIOPHYTIS of the stipulations of Article 2.3 above, the INSTITUTIONS undertake to take over on their own account and to maintain any license granted by BIOPHYTIS.”

1.9                     Article 13.1 of the License Agreement is deleted and replaced as follows:

“13.1 Any notification required in connection with the fulfilment of this LICENSE AGREEMENT will be considered legal from the moment that it is sent by registered letter with acknowledgement of receipt to the addresses indicated below. Any change of address of BIOPHYTIS must be notified to SATTLUTECH, which will be responsible for forwarding it to the INSTITUTIONS. Any change of address of the INSTITUTIONS or SATT LUTECH must be notified to BIOPHYTIS.

For SATT LUTECH:

SATT LUTECH

To the attention of its President

4-4bis rue de Ventadour, 75001 PARIS

Telephone: 01 78 94 68 51

Email: licensing@sattlutech.com

Ref. SATT to be specified: LIC3-2015-0011

For SU and the INSTITUTIONS:

SORBONNE UNIVERSITY

Directorate General for Research and Innovation (DR&I)

Office of Development of Contractual Activity

4 place Jussieu

75252 PARIS cedex 05

Telephone: 01 44 27 30 65

For BIOPHYTIS:

BIOPHYTIS

14 Avenue de l’Opéra

75001 Paris

Email: stanislas.veillet@biophytis.com

Any notice will be deemed to have been carried out on the day when it was actually received by its intended recipient.

Any other written communication required by this LICENSE AGREEMENT may be effected by any written means, including by email.”

1.10              Annex 1 of the License Agreement is deleted and replaced by Annex 1bis attached to this Amendment No. 1 which includes the three (3) new patents.

ARTICLE 2: INTANGIBILITY OF THE UNAMENDED CLAUSES

All other provisions of the License Agreement, not amended by Amendment No. 1, will remain in full force.

ARTICLE 3: EFFECTIVE DATE

Amendment No. 1 will enter into force on the date of its signature by the last SIGNATORY to sign.

IN WITNESS WHEREOF, the SIGNATORIES signed this Amendment No. 1 in triplicate through their respective duly authorised representatives on the date indicated below.

Signed in four (4) originals drawn up in French, one (1) for each of the SIGNATORIES and one (1) for the purpose of registration with the National Register of Patents.

For BIOPHYTIS	For SATT LUTECH

/s/ Jacques Pinget
/s/ Stanislas Veillet	[logo:] SATT LUTECH

[stamp:] BIOPHYTIS 14 avenue de l’Opéra 75001 PARIS SA with share capital of €2,692,682.60 — RCS [Trade and Companies Register] PARIS 492 002 225

Name: STANISLAS VEILLET

Position: Managing Director

Signed at: Paris

On:

[stamp:] SATT LUTECH S.A.S. 4 and 4bis Rue de Ventadour, 75001 Paris SIRET [French businesses directory] 539 984 500 00030 VAT No. FR 65 539 984 500 contact@sattlutech.com

Name: Jacques PINGET

Position: President

Signed at: Paris

On: [stamp] 27 MARCH 2019

For SORBONNE UNIVERSITY

/s/ Jean Chambaz
Name: Jean CHAMBAZ
Position: President
Signed at: Paris
On: [hw:] 02/04/2019
[stamp:] Sorbonne University
For the president and by delegation
Bruno Bachimont
Deputy Director of the SAIC

ANNEX 1bis - List of PATENTS

No.	Declaration of invention (UPMC ref.)	Declaration of invention (SATT LUTECH ref.)	Priority application filing No.	Priority application filing date	Priority application title	Co-owners
PATENT 1	X07059	SL00419	FR0759478	30/11/2007	Utilisation of phytoecdysones in the preparation of a compound to act on metabolic syndrome	BIOPHYTIS UPMC CNRS

PATENT 2	X10100	SL00420	FR1160280	10/11/2011	Phytoecdysones for use in stabilisation of weight after a weight-loss diet	BIOPHYTIS UPMC

PATENT 3	X13O98	SL00422	FR1161519	13/12/2011	Phytoecdysones for use in improving the muscle quality of obese and/or sarcopenic mammals	BIOPHYTIS UPMC INRA

PATENT 4	X14039	SL00421	FR1454538	20/05/2014	Derivatives of 20-hydroxyecdysone and their use in the preparation of drugs	BIOPHYTIS UPMC METABRAIN RESEARCH

PATENT 5	X17066	SL00785	FR1753775	28/04/2017	Extract of 20-hydroecdysone of pharmaceutical quality, its use and its preparation	BIOPHYTIS SORBONNE UNIVERSITY

[signature] [stamp:] JP

PATENT 6	X17102	SL00786	FR1758071	31/08/2017	Utilisation of 20-hydroecdysone and its derivatives in the treatment of myopathies	BIOPHYTIS SORBONNE UNIVERSITY CNRS

PATENT 7	X18078	[hw:] SL00942	FR1851778	28/02/2018	Photoecdysones for use in the prevention of loss of muscle strength during a period of immobilisation	BIOPHYTIS SORBONNE UNIVERSITY

[signature] [stamp:] JP